Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-39875; Post-Effective Amendment No. 1 to Form S-2 No. 33-89596 and Post-Effective Amendment No. 1 to Form S-3 No. 33-89398 of ABC Dispensing Technologies, Inc. and in the related Prospectuses of our report dated June 30, 1998 (except for note 15, as to which the date is July 9, 1998), with respect to the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended April 25, 1998.



                                                             GRANT THORNTON LLP


Cleveland, Ohio
July 24, 1998